UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2025

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Scott Angel to the Board of Directors

On March 26, 2025, the Board of Directors (the “Board”) of Super Micro Computer, Inc. (the “Company”) voted to increase the number of directors to ten (10) pursuant to provisions in the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company. The Board also voted to appoint Mr. Scott Angel as a Class II director, effective March 31, 2025, for an initial term expiring at the Company’s annual meeting of stockholders following the fiscal year ending June 30, 2026.

Mr. Angel spent over 37 years in the audit and assurance practice at Deloitte & Touche LLP (“Deloitte”) including 25 years as an audit partner in the Silicon Valley. He focused on serving clients in the technology industry and led the semiconductor industry practice from 1993 until his retirement in December 2017. During his career at Deloitte, he served a wide range of public and private technology companies and has experience working on risk and compliance issues. Mr. Angel is a CPA (inactive status) and a member of the AICPA. He received his Bachelor of Arts in Business Administration degree from the University of Washington.

Mr. Angel is entitled to receive the Company’s standard indemnity agreement and non-employee director compensation. The Company reimburses non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings. The Company’s non-employee directors receive an annual retainer of $60,000, payable quarterly in cash. In addition, each director serving in a non-chairperson capacity on the Company’s Audit, Compensation or Nominating and Corporate Governance Committees receives an additional annual retainer of $15,000, $10,000 and $7,500 per committee, respectively, payable quarterly in cash. Non-employee directors are entitled to $2,000 per meeting for each meeting attended in excess of (1) the regular meetings of the Board and (2) up to 10 additional meetings beyond such regular meetings, provided that notice of the meeting was properly given, a quorum was present and minutes of the meeting were prepared. Each non-employee director is entitled to receive an annual equity grant equal in value to $255,000 which such director may elect to receive as 100% RSUs, 50% RSUs and 50% Options, or 100% Options; provided, however, that the initial equity award is 100% RSUs. Initial RSU grants upon election as a director are also prorated.

Item 7.01	Regulation FD Disclosure

On March 31, 2025, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: March 31, 2025	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)